UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.            )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

Commencing July 25, 2022, LogicMark, Inc. (the “Company”) started distribution of a letter (the “Letter”) by e-mail to the Company’s stockholders who have accounts with Mediant Communications Inc., from Chia-Lin Simmons, the Company’s Chief Executive Officer, regarding the Company’s upcoming Annual Meeting of Stockholders scheduled to be held on Thursday, August 25, 2022 (the “Annual Meeting”). On July 25, 2022, the Company also issued a press release (the “Release”), regarding the Annual Meeting. The Letter and the Release each summarizes certain recent Company operational and financial highlights and reminds stockholders to vote for each of the four proposals included in the Definitive Proxy Statement that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 (the “Definitive Proxy Statement”).

The Letter and Release each supplements the Definitive Proxy Statement and each of the Definitive Additional Materials that the Company filed with the SEC on July 5, 2022, July 12, 2022, July 13, 2022, July 14, 2022, July 15, 2022 and July 21, 2022.

Below is a copy of the Letter:

Below is a copy of the Release:

LogicMark, Inc. Shares Why Upcoming Vote is Important to Help Continue Improving Operations, Effectively Manage Costs and Reduce Potential Future Dilution

Louisville, KY, July 25, 2022 – LogicMark, Inc. (Nasdaq: LGMK) (the “Company” or “LogicMark”) (formerly Nxt-ID, Inc.), a provider of personal emergency response systems (PERS), health communications devices, and technology for the growing care economy, today reminds shareholders to vote in favor of its proxy proposals in its upcoming annual shareholder’s meeting to be held on August 25, 2022.

All votes are important, regardless of the number of shares owned. Shareholders as of the annual meeting record date, June 28, 2022, will be entitled to vote at the annual meeting. Shareholders are encouraged to read about the proposals in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission (“SEC”) on June 30, 2022. For assistance with voting your shares, please call our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305 or via email: LogicMark@laurelhill.com

The Board of Directors and LogicMark’s Management urge shareholders to vote “For” all proposals contained in the Annual Meeting Proxy as each proposal is vital for LogicMark’s continued progress, building on recent successes in accomplishing the Company’s ambitious goals and objectives.  A vote “for” each proposal will help enable LogicMark to, as applicable, continue to improve its operations, manage its costs more effectively and reduce potential future shareholder dilution.

Today’s LogicMark has the right vision, leadership, financial resources, and award-winning development capabilities to deliver on its promise of protecting the personal experience of living life to the fullest by building technology to connect, manage and monitor a loved one’s health and safety.

A vote “for” each proposal supports Management’s continued execution built upon its recent successes with the addition of new leadership at both the Senior Management and Board of Director levels; eliminating its debt; implementing strong operational controls; improving the Company’s financial condition; expanding its intellectual property portfolio around Artificial Intelligence and Machine Learning for pattern recognition and fall detection; and new e-commerce initiatives that we believe will drive sustainable growth and margin expansion in the years to come.

Each proposal is designed specifically to improve the operations of the business, with stronger leadership, improved governance, prudent financial management and expanding development capabilities to deliver on its promise of protecting the personal experience of living life to the fullest by building technology to connect, manage and monitor a loved one’s health and safety. LogicMark has taken considerable steps to improve its operations and strategic offerings, and the Company seeks to continue with this progress.

Vote “For” for Proposal No. 1: To elect five (5) members of the Company’s board of directors. The members of the Board of Directors each has the expertise and experience the company believes necessary to support the company’s continued transformation into a technology company focused on building solutions for the new care economy. Over the last year, the Company has added three new Board members who bring their broad experience in technology, strategic marketing, rapid growth, and the care economy.

Vote “For” Proposal No. 2: To consider and vote on a proposal to ratify the Board’s selection of BPM LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022. Management considers the selection of BPM LLP to be in the best interests of the Company and its stockholders. After evaluating six potential audit firms, the Company believes that BPM is the best choice for LogicMark, both from a service and cost level.

Vote “For” for Proposal No 3: To consider and vote on a proposal to adopt the Company’s 2022 Stock Incentive Plan. The Company believes that the 2022 Plan will allow it to continue to attract able directors, employees, consultants, and independent contractors and enable them to acquire and maintain Common Stock ownership in LogicMark. Concurrent with the adoption of this new Plan, the Company’s two existing stock incentive plans will be terminated and the potential dilution to shareholders will be reduced as a result.

Vote “For” Proposal No. 4: To consider and vote on the reincorporation of the Company from the State of Delaware to  the State of Nevada pursuant to a merger with and into a wholly owned subsidiary of the Company. LogicMark expects that its reincorporation to Nevada will measurably reduce its operating costs and will also give it a greater measure of flexibility and simplicity in corporate governance than is available under Delaware law.

About LogicMark, Inc.

LogicMark, Inc. (Nasdaq: LGMK) provides personal emergency response systems (PERS), health communications devices and technologies to create a Connected Care Platform. The Company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point everyday consumers can afford. The Company’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors.  LogicMark has been awarded a contract by the U.S. General Services Administration that enables the Company to distribute its products to federal, state, and local governments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

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Investor Relations Contact:

CORE IR

Investor@logicmark.com

516 222 2560

Media:

Jules Abraham

917 885 7378

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Note: Notwithstanding the foregoing or anything to the contrary contained herein, due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders, directors, management and associates, the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).

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